UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

IO Biotech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41008	87-0909276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 8, 2023, IO Biotech, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Three items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Class II Directors

Each of Priyanka Belawat and Christian Elling was elected to serve as a class II director to hold office until the Company’s 2026 Annual Meeting of Stockholders and until the election and qualification of his or her successor. Votes were cast as follows:

	For	Withheld	Broker Non-Votes
Priyanka Belawat, Ph.D.	18,148,150	1,993,756	789,675
Christian Elling, Ph.D.	18,139,833	2,002,073	789,675

Proposal Two: Amendment to the Certificate of Incorporation to Provide Exculpation for Officers

The stockholders approved an amendment to the Company’s Certificate of Incorporation to provide exculpation for officers by the following vote:

For	Against	Abstain	Broker Non-Votes
20,021,960	115,161	4,875	789,675

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 by the following vote:

For	Against	Abstain	Broker Non-Votes
20,815,596	111,302	4,683	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IO Biotech, Inc.

Date: June 9, 2023	By:	/s/ Mai-Britt Zocca, Ph.D.
Mai-Britt Zocca, Ph.D.
Chief Executive Officer